SUB-ITEM 77Q3

AIM MULTI-SECTOR FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:  8/31/2008
FILE NUMBER 811-09913
SERIES NO.: 5

72DD    1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Class A                                              $ -
        2 Dividends for a second class of open-end company shares (000's
          Omitted)
          Class B                                              $ -
          Class C                                              $ -
          Institutional Class                                $ 153

73A.      Payments per share outstanding during the entire current period:
          (form nnn.nnnn)
        1 Dividends from net investment income
          Class A                                              $ -
        2 Dividends for a second class of open-end company shares
          (form nnn.nnnn)
          Class B                                              $ -
          Class C                                              $ -
          Institutional Class                             $ 0.0264

74U.    1 Number of shares outstanding (000's omitted)
          Class A                                           16,538
        2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
          Class B                                            2,824
          Class C                                            3,316
          Institutional Class                                6,063

74V.  1.  Net asset value per share (to nearest cent)
          Class A                                        $ 25.33
      2. Net asset value per share of a second class of open-end company shares (to nearest cent)
          Class B                                          $ 24.27
          Class C                                          $ 24.26
          Institutional Class                              $ 25.81